UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 7, 2003 (April 3, 2003)

AFFYMETRIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	0-28218 (Commission File Number)	77-0319159 (IRS Employer Identification No.)

3380 Central Expressway, Santa Clara, California 95051
(Address of principal executive offices) (Zip Code)

(408) 731-5000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

                (c)           Exhibits

Exhibit Number	Description
99.1	Press Release issued April 3, 2003

Item 9.  REGULATION FD DISCLOSURE (Information Furnished in this Item 9 is Furnished Under Item 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION)

On April 3, 2003, Affymetrix, Inc. (the “Company”) issued a press release announcing that first quarter product and related revenue as well as net income for the quarter ended March 31, 2003 is expected to be lower than the previously guided range.  A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information furnished in Items 9 and 12 of this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into Affymetrix’ filings with the SEC under the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

	By:	/s/ Barbara A. Caulfield
		Name:	Barbara A. Caulfield
		Title:	Executive Vice President and General Counsel
Date: April 7, 2003

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued April 3, 2003